UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 10, 2019

comScore, Inc.
(Exact name of registrant as specified in charter)

Delaware	001–33520	54–1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438–2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SCOR	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2019 annual meeting of stockholders (the "Annual Meeting") of comScore, Inc. (the "Company") was held on June 10, 2019. The results of voting on the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting are set forth below.
Proposal No. 1
Three Class III directors, Joanne Bradford, Dale Fuller and John Martin Jr., were elected to serve for terms expiring at the Company’s 2022 annual meeting of stockholders, to hold office until their respective successors have been duly elected and qualified. The election results were as follows:

Nominee	For	Withheld	Broker Non-Votes
Joanne Bradford	48,487,946	151,882	5,648,077
Dale Fuller	48,353,160	286,668	5,648,077
John Martin Jr.	48,420,648	219,180	5,648,077
Proposal No. 2
The compensation of the Company’s named executive officers was approved, on a non-binding advisory basis, as follows:

For	Against	Abstain	Broker Non-Votes
48,258,950	314,577	66,301	5,648,077
Proposal No. 3
The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified as follows:

For	Against	Abstain	Broker Non-Votes
54,030,323	201,054	56,528	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Gregory A. Fink
Gregory A. Fink
Chief Financial Officer and Treasurer
Date: June 12, 2019

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